UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

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Definitive Information Statement

TREVENEX RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

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Aggregate number of securities to which transaction applies:

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TREVENEX RESOURCES, INC.

25 West Cataldo, Suite A

Spokane, Washington 99202

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO

SEND US A PROXY

Dear Stockholders:

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share, held as of the close of business on November 17, 2009 of Trevenex Resources, Inc., a Nevada corporation (the “Trevenex”), with respect to certain corporate actions.

The purpose of this Information Statement is to notify stockholders of Trevenex that, on November 19, 2009, we received a written consent in lieu of a meeting of stockholders from the holder of 1,248,000 shares of common stock (representing 68% of the issued and outstanding shares of common stock).  The written consent adopted resolutions approving the amendment of Article I of the Articles of Incorporation and change the name of our company from TREVENEX RESOURCES, INC. to VYSETECH GLOBAL, INC., and the amendment of Article IV of the Articles of Incorporation to increase the number of shares of common stock that we are authorized to issue from 100 million shares to 150 million shares.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON NOVEMBER 19, 2009 ARE ENTITLED TO NOTICE OF THE CORPORATE ACTIONS.  STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF TREVENEX’ SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTIONS.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF TREVENEX.  THESE ACTIONS ARE EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT.

Our board of directors is not soliciting your proxy.  This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

BY ORDER OF THE BOARD OF DIRECTORS

November 20, 2009

/s/ Scott Wetzel

Scott Wetzel

President and Chief Executive Officer

TREVENEX RESOURCES, INC.

25 West Cataldo, Suite A

Spokane, Washington 99202

INFORMATION STATEMENT

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share, at the close of business on November 30, 2009 of Trevenex Resources, Inc., a Nevada corporation (“Trevenex”), with respect to the amendment of the articles of incorporation to change the corporate name and increase the number of authorized shares of common stock.

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders, as of the close of business on November 19, 2009 (the “Record Date”), of the amendment of the articles of incorporation to be taken pursuant to the written consent of stockholders holding a majority of the issued and outstanding shares of Trevenex’ common stock.  A majority of the holders of the Trevenex common stock has approved the amendment of Article I of the Articles of Incorporation and change the name of our company from TREVENEX RESOURCES, INC. to VYSETECH GLOBAL, INC and the amendment of Article IV of the Articles of Incorporation to increase the number of shares of common stock that we are authorized to issue from 100 million shares to 150 million shares.  In order to eliminate the costs and management time involve in holding a special meeting, and in order to effect the corporate action as soon as possible, we decided to proceed with the corporate action by obtaining the written consent of stockholders holding a majority of the voting power.

Who is entitled to notice?

All holders of shares of common stock of record on the close of business on the Record Date are entitled to notice of the corporate name change.

On what corporate matters did the principal stockholders vote?

The stockholders, who hold 68% of the total issued and outstanding voting capital stock of Trevenex on the Record Date, hold a majority of the issued and outstanding voting capital stock required to vote on the corporate name change.  The stockholders have voted for the following corporate actions (the “Actions”):

•

For the approval of an amendment to our articles of incorporation to change the corporate name Trevenex Resources, Inc. to VyseTECH Global, Inc.

•

For the approval of an amendment to our articles of incorporation to increase the number of shares of common stock that we are authorized to issue from 100 million to 150 million shares.

What vote is required to approve the Actions?

In order to amend the articles of incorporation to change the corporate name and increase the number of authorized shares of common stock, the affirmative vote of a majority of the voting capital stock is required.  On November 19, 2009, stockholders holding a majority of the issued and outstanding shares of common stock voted in favor of the name change.  Under Section 78.320 of the Nevada Revised Statutes, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders.  Because stockholders holding a majority of the issued and outstanding shares of common stock are entitled to cast a vote representing 1,188,000 shares of common stock (which shares are equal to 68% of the total issued and outstanding voting capital stock on the Record Date), no action by the minority stockholders in connection with the corporate name change is required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, November 19, 2009, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of our executive officers, directors and director designees, and (iii) our executive officers, directors and director designees as a group.  As of November 19, 2009, there were 1,750,000 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Manuel Graiwer, Esq. 550 Chalette Dr. Beverly Hills, CA 90210	140,000	8.00%
Scott Wetzel, President & CEO, Dir. (1)	108,800	6.17%
Ted Wagner, Vice President, Dir. (2)	100,000	5.71%
Raymond Kuh, CFO, Sec., Treas., Dir (3)	100,000	5.71%
Joseph Edington 702 E. Edenderry Ct. Spokane, WA 99223	100,000	5.71%
Marisa Graiwer 943 16 th St. Santa Monica, CA 90403	100,000	5.71%
Kenneth Graiwer 14963 Greenleaf St. Sherman Oaks, CA 91403	100,000	5.71%
Livorno Latin America Scharlooweg 61 Wilemstad, Curacao	100,000	5.71%
Craig Sanders P.O. Box 30518 Spokane, WA 99223	100,000	5.71%
Chris Wetzel 909 E. Golden Ct. Spokane, WA 99208	100,000	5.71%
Toni Feldmeier Fraunried 3 Irshenberg, Germany 83737	100,000	5.71%
All officers and directors as a group (3 persons) (4)	308,800	17.59%

(1)	Scott Wetzel, President and Chief Executive Officer, director. The holdings of Scott Wetzel include 108,800 shares of common stock
(2)	Ted Wagner, Vice President, director. The holdings of Mr. Wagner include 100,000 shares of common stock.
(3)	Raymond Kuh, Chief Financial Officer, Treasurer, Secretary, director. The holdings of Mr. Kuh include 100,000 shares of common stock.
(4)	The holdings of the executive officers and directors as a group include an aggregate of 308,800 shares of common stock, and no option shares.

ACTIONS

Background

We and our wholly owned subsidiary, Trevenex Acquisitions Inc., have, on September 25, 2009 executed a Share Exchange Option Agreement with Sunway Technology Development Ltd. (“STD”) whereby STD was granted the option to enter into a Share Exchange and Reorganization Agreement with Trevenex, Trevenex Acquisition, Inc., and DigitalApps Technologies Sdn, Bhd, a Malaysian company, which has subsequently changed its name to VyseTECH Asia, Sdn Bhd, (“VTA”), to exchange 90,690 shares of the issued and outstanding shares of common stock of VTA, held by STD, in exchange for Trevenex issuing 10,833,333 shares of restricted common stock to STD.    The 90,690 shares of the VTA stock will be registered in the name of Trevenex Acquisitions, Inc., our wholly owned Nevada subsidiary.  The 10,833,333 shares subject to the option will represent 86.09% of the issued and outstanding shares of Trevenex common stock when issued and the 90,690 shares of VTA represent 90.69% of the issued and outstanding shares of VTA common stock.  The exercise of the option will occur pursuant to a Share Exchange and Reorganization Agreement to be entered into by Trevenex, its subsidiary Trevenex Acquisitions, Inc., STD and VTA prior to November 30, 2009.  If the share exchange is completed, Trevenex will change its business to the business conducted by VTA.  Our board of directors believes that it is advisable and in the best interests of the company and its shareholders to change the name of Trevenex to VyseTECH Global, Inc., to reflect its new business.  Our board of directors also believes that it is also advisable for us to increase the numbers of shares of common stock we are authorized to issue in order to give us more flexibility in raising capital through sales of equity securities.  The amendment increasing the number of shares of common stock that Trevenex is authorized to issue will occur twenty days after the definitive information statement is filed with the SEC.  The name change will not occur until after the share exchange is completed.

VTA is a mobile advertising enabler and has used its core skills in multimedia content design and production, information technology and mobile VoIP (voice over Internet protocol) services to build a carrier and mobile handset neutral Ad Server by integrating its proprietary Mobile Multimedia Sharing Gateway and Mobile VoIP Gateway.  The Ad Server has paved the way for VTA to (i) enter the lucrative mobile advertising market globally; (ii) launch VyseCAST, a free access Ad Supported Mobile-Web Social Networking and Micro-Multimedia blogging service that enables users to exchange text messages, photos, breaking news, gossips and videos from any mobile phone; and (iii) launch a private label partner program for individuals or companies who prefer to sell VTA’s mobile advertising, mobile multimedia sharing and mobile VoIP solutions under their own brand; and (iv) offer a unique mobile VoIP service that enables mobile communication devices to communicate with each other using the Internet.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF OUR COMPANY TO VYSETECH GLOBAL, INC.

On November 17, 2009, our board of directors adopted a resolution declaring it advisable to amend our company’s articles of incorporation to change the name of our company from Trevenex Resources, Inc. to VyseTECH Global, Inc. and to increase the number of shares of common stock that we are authorized to issue from 100 million shares to 150 million shares..  On November 19 2009, we received a written consent in lieu of a meeting of stockholders from the holders of 1,188,000 shares of common stock (which shares are equal to 68% of the issued and outstanding shares of common stock) approving the amendment to the article of incorporation to change the corporate name and increase the number of authorized shares.  A copy of the restated and amended to the articles of incorporation is attached as Appendix A hereto.

Purpose of Changing the Name of the Company

As described above, the proposed share exchange transaction between Sunway Technology Development Ltd., the majority shareholder of VyseTECH Asia, or VTA, and Trevenex pursuant to which the board of directors of Trevenex will be replaced by director nominees of VTA and the business of Trevenex will become the business of VTA.  The share exchange transaction will result in a change of control of Trevenex.  Trevenex was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately prior to the share exchange transaction.

As a result of the share exchange transaction, our operations will be focused in multimedia content design and production, information technology, mobile advertising and mobile VoIP services.   Therefore, our board of directors believes that it is in our company’s best interest to change its name to a name that more accurately reflects the business and operations of our company.

Effective Date of the Actions

The name change of our company and the increase in the number of shares of common stock we are authorized to issue will become effective upon the filing of the certificate of amendment to our articles of incorporation with Secretary of State of the State of Nevada, however, the name change amendment will not occur if the share exchange transaction does not occur.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing amendments of the articles of incorporation may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to our stockholders.

Dissenters’ Right of Appraisal

Under Nevada law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed corporate name change, and no stockholder is entitled to appraisal of or payment for their shares of common stock pursuant to such action.

No Meeting of Stockholders Required

We are not soliciting any votes with regard to the amendment of the articles of incorporation to change the name of our company to issue shares of our common stock, to change the name of our company, and to authorize changes in our board of directors.  The principal stockholders that have consented to the name change hold a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal stockholders have sufficient shares to approve the corporation name change.

Vote Obtained

On November 19, 2009, the following persons executed a written consent approving the Actions.

Manuel Graiwer	140,000	8.00%
Scott Wetzel	108,000	6.17%
Ted Wagner	100,000	5.71%
Raymond Kuh	100,000	5.71%
Marisa Graiwer	100,000	5.71%
Joseph Edington	100,000	5.71%
Kenneth Graiwer	100,000	5.71%
Livorno Latin Am.	100,000	5.71%
Craig Sanders	100,000	5.71%
Chris Wetzel	100,000	5.71%
Toni Feldmeier	100,000	5.71%
Sherry Edington	40,000	2.29%
TOTAL	1,188,000	67.89%

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee.  No director has informed us that he intends to oppose the proposed corporate name change to be taken as set forth in this Information Statement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information Trevenex is required to file pursuant to securities laws.  You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders.  We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 25 West Cataldo, Suite A, Spokane, Washington 99202, or by calling us at (509) 869-6877.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS

November 20, 2009

/s/ Scott Wetzel

Name:  Scott Wetzel

Title:    President and Chief Executive Officer

APPENDIX A

RESTATED AND AMENDED

ARTICLES OF INCORPORATION

VYSETECH GLOBAL, INC.

The undersigned, being a citizen of the United States of America and over the age of twenty-one (21) years, for the purpose of forming a corporation under the Nevada Revised Statutes, states the following:

ARTICLE I

Name

The name of this corporation is VYSETECH GLOBAL, INC.

ARTICLE II

Registered Agent/Office

The registered agent is Ryan Edington, whose business address is 4129 Galapagos Avenue, North Las Vegas, NV. 89084.

ARTICLE III

Purposes

The purpose for which this Corporation is organized is to engage in any activity and all lawful activities for which Corporations may be organized under the Corporation Law of the State of Nevada, as amended.

ARTICLE IV

Authorized Stock

The Corporation is authorized to issue two classes of stock, designated "Common Stock" and “Preferred Stock.”  The total number of shares of stock authorized shall be One Hundred Sixty Million shares consisting of One Hundred Fifty Million (150,000,000), par value $0.001 per share of Common Stock and Ten Million (10,000,000), par value $0.001 per share of Preferred Stock.  Any and all shares of stock may be issued, reissued, transferred or granted by the Board of Directors, as the case may be, to persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors shall have the authority pursuant to the Nevada Revised Statutes, to set, by resolution, the particular designation, preferences and relative, participating, optional or other special rights and qualification, limitations or restriction of any class of stock or any series of stock within any class of stock issued by this Corporation.

ARTICLE V

Duration

The Corporation’s period of duration shall be perpetual.

ARTICLE VI

Board of Directors

The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of the directors shall not be reduced to less than two (2), except that, in cases where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than two (2) but not less than the number of stockholders.

The names and post office addresses of the First Board of Directors, which shall be one (1) in number is as follows:

NAME

ADDRESS

Scott Wetzel

25 West Cataldo

Spokane, WA 99202

The Board of Directors shall be limited to not less than two (2), nor more than nine (9), subject to the provisions set forth above.

Directors of the Corporation need not be residents of the State of Nevada and need not own shares of the Corporation's stock.

ARTICLE VII

Authority of Board of Directors

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the Bylaws, if any, adopted by the stockholders, to make alter or amend the Bylaws of the Corporation and the Articles of Incorporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and to cause to be executed mortgages and liens upon the real and personal property of this Corporation.

ARTICLE VIII

Shareholders’ Meetings

Meetings of the stockholders may be held at such place within or without the State of Nevada, if the By-laws so provide.  The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

Incorporator

The name and post office address of the incorporator signing these Articles of Incorporation is set forth below:

NAME

ADDRESS

Scott Wetzel

25 West Cataldo

Spokane, Washington  99202

ARTICLE X

Indemnification

The Corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all personals who it shall have power to indemnify under this section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  Pursuant to the Revised Nevada Statutes, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by the court of the competent jurisdiction that he/she is not entitled to be indemnified by the Corporation.

ARTICLE XI

Director Indemnification for Breach of Fiduciary Duty

To the fullest extent permitted by the Revised Nevada Statutes, as the same exists or may hereafter be amended, a director or officer of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer of the Corporation.

ARTICLE XII

Non-Assessable Stock

The capital stock of this Corporation shall not be assessable to pay the debts of the Corporation.

ARTICLE XIII

Non Cumulative Voting

At each election of directors, every shareholder entitled to vote as such election has the right to vote, in person or by proxy, the number of shares of stock held by him for as many personas as there are directors to be elected.  No cumulative voting for directors shall be permitted.

ARTICLE XIV

No Preemptive Rights with Common Stock

All shareholders are denied preemptive rights regarding additional shares of Common Stock of this Corporation.

ARTICLE XV

Related Party Transactions

No contracts or other transactions between the Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporations; and

Any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the Corporation, provided that the fact that he/she or such firm is so interested shall be fully disclosed or shall have been known to the Board of Directors of the Corporation or a majority thereof

ARTICLE XVI

Right to Amend Articles

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed in the By-laws of the corporation, and all rights and powers conferred herein prescribed in the By-laws of the corporation, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

DATED this ___ day of December, 2009